UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HEALTHCARE SOFTWARE, INC.
                 (Name of small business issuer in its charter)

Nevada                                   7372                     88-0429414
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

         611 Mulberry Rd., Celebration, FL  34747          877-603-4382
          (Address and telephone number of principal executive offices)

                               Sage International
                             1135 Terminal Way #209
                                 Reno NV  89502
                                  775-786-5515
            (Name, address and telephone number of agent for service)

                 Approximate date of proposed sale to the public
   As soon as possible after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  thee  same  offering  [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [     ]

If this Form is a post-effective amendment field pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.  [     ].


                                      Page i

                         CALCULATION OF REGISTRATION FEE

Title of each         Number           Proposed            Proceeds        Amount of
Class of securities   of shares to     maximum offering    to              registration
To be registered      be registered    price per unit      our Company     fee
------------------------------------------------------------------------------------------
Common Stock             200,000      $         5.00 (1)  $1,000,000 (2)  $   264.00 (3)
$.0001 par value

Common Stock
Offered by sale by       666,666 (4)  $         5.00 (5)             (6)  $   880.00 (3)
Selling security
holders
                      --------------------------------------------------------------------
                         866,666                          $1,000,000 (2)  $  1140.00

(1)     The  offering  price is payable in cash upon subscription.  The offering will be managed by us and the shares will be offered and sold by our officers, without any discounts  or  commissions.
(2)     Proceeds  to us are shown before deducting other offering expenses payable by us for  legal  and  accounting  fees  and  printing  costs.
(3)     The  registration fee is calculated pursuant to Rule 457(a) under the Securities
        Act.
(4)     Selling  security  holder  stock
(5)     Estimated  maximum  offering  price  by  selling  security  holders
(6)     Healthcare  Software,  Inc.  will not benefit from the sales of these securities

ITEM  1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in Common Stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on Page 2.

                            HEALTHCARE SOFTWARE, INC.

     Healthcare Software, Inc., a Nevada corporation, is registering 866,666 shares of its common stock:

     * NEW STOCK: We will be selling our 200,000 shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell, so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until December 31, 2000, unless we decide to cease selling efforts prior to this date.

     * EXISTING STOCK: We will also be registering, concurrently with the offering, the sale of 666,666 shares of Common Stock previously issued to initial shareholders of the company. Upon a subsequent resale of these Securities, any proceeds and profits will be realized by these shareholders and not by us. The selling shareholders may resell the Common Stock they have previously received at prices below the initial offering price of the Securities. They have agreed not to sell any of their shares until we have closed this offering. These shares are being registered in order to make them freely tradable but registration does not necessarily mean that any or all of these shares will, in fact, be sold.


                                      Page ii

     There is currently no public market for the Common Stock. We expect that the common stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc., (the "OTC Bulletin Board") after the registration statement is declared effective. There can be no assurance that an active trading market will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        PROSPECTUS, SUBJECT TO COMPLETION

                                 866,666 SHARES

                            HEALTHCARE SOFTWARE, INC.
                                  Common Stock

              The date of this prospectus is ________________, 2000


ITEM  2.  TABLE  OF  CONTENTS
Prospectus  Summary                                                                            Page  1
Risk  Factors                                                                                  Page  2
  -    Our company is only recently organized with no operating history which makes an evaluation of us difficult . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Page  2
  -    Because of our lack of funds and past losses, our accountants' audit report indicates there is substantial doubt about our ability to continue as a going concern. . . . . . .  Page  2
  -    The success of our company is dependent on our management who has limited experience and will not spend full time working for our company which makes our
     future even more uncertain.                                                               Page  2
  -    Our business is capital intensive and we have no significant operating capital so we are dependent upon this offering to be able to implement our business plan and our
     lack of revenues and profits may make our obtaining additional capital more difficult.    Page  3
  -    Failure to attract and retain qualified personnel could harm our business and
     operating results.                                                                        Page  3
  -    There is no current public market for our shares and there can be no assurance that
     one will develop in the future, thus limiting the transferability of our shares.          Page  3
  -    Our certificate of incorporation contains provisions limiting the liability of our
     directors to us and our stockholders.                                                     Page  3
  -    Since we do not expect to pay dividends, you cannot expect to receive income
     from this investment.                                                                     Page  3
  -    Our management's control of our company will limit the ability of other
     shareholders to direct the management of our company.                                     Page  3
  -    Our management may begin selling shares in August, 2001, potentially
     depressing the price of the shares in this offering.                                      Page  3
  -    Current shareholders may decide to immediate sell their shares, potentially
     depressing the price of the shares in this offering.                                      Page  4
  -    Investors will experience immediate and substantial dilution in the book value of
     their shares.                                                                             Page  4
  -    Since this is a direct participation offering and there is no underwriter, we may not
     be able to sell any shares ourselves.                                                     Page  4


                                      Page iii

  -    Our common stock may be classified as a "Penny Stock" which could cause investors in this offering to experience delays and other difficulties in trading the
     shares in the Stock Market.                                                               Page  4
  -    Changes in Government regulations may cause us to change the manner in which
     we conduct business.                                                                      Page  4
  -    Because the price of our stock is likely to be volatile, its market price is likely to
     be very unpredictable.                                                                    Page  5
Use of Proceeds                                                                                Page  5
Determination of Offering Price                                                                Page  5
Dilution                                                                                       Page  6
Selling Shareholders                                                                           Page  7
Plan of Distribution                                                                           Page  7
Legal Proceedings                                                                              Page  9
Directors, Executive Officers, Promoters and Control Persons                                   Page  9
Security Ownership of Certain Beneficial Ownership and Management                              Page 10
Description of Common Stock                                                                    Page 10
Interest of Named Experts and Counsel                                                          Page 11
Disclosure of Commission Position of Indemnification for Securities Act Liabilities            Page 11
Organization Within Last Five Years                                                            Page 11
Description of Business                                                                        Page 11
Management's Discussion and Analysis or Plan of Operation                                      Page 12
Description of Property                                                                        Page 16
Certain Relationships and Related Transactions                                                 Page 16
Market for Common Equity and Related Stockholder Matters                                       Page 16
Executive Compensation                                                                         Page 17
Financial Statements                                                                           Exhibit 27
Change In and Disagreements With Accountants on Accounting and Financial Disclosure            Page 17
Indemnification of Directors and Officers                                                      Page 18
Recent Sales of Unregistered Securities                                                        Page 18
Exhibits                                                                                       Page 18

WHERE  YOU  CAN  GET  MORE  INFORMATION

At your request, we will provide you, without charge, a copy of any exhibits to our registration statement incorporated by reference in this prospectus. If you want more information, write or call us at:

     Healthcare  Software,  Inc.
     Investor  Relations
     301  W.  Armour  Suite  #1000
     Kansas  City,  MO  64111
     877-603-4382
     Fax  877-603-4383

Our fiscal year ends on December 31. We intend to furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. In addition, we are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.
                                                             ------------------

FORWARD-LOOKING  STATEMENTS


                                      Page iv

Some of the statements in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking information on various factors and using numerous assumptions.

Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example:
     -  the success or failure of our efforts to implement our business strategy
     -  the  effect  of  changing  economic  conditions,
     -  changes in government regulations, tax rates and similar matters,
     -  other risks which may be described in our future filings with the SEC.

We do not promise to update forward-looking information to reflect actual results of changes in assumptions or other factors that could affect those statements.

Until _________________, 2000, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription.


                                      Page v

ITEM  3.   SUMMARY  INFORMATION  AND  RISK  FACTORS

PROSPECTUS  SUMMARY

This  summary  highlights  information  contained  elsewhere in this Prospectus.
This summary is not complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire Prospectus carefully, including the section entitled "Risk Factors."

OUR  COMPANY

Business  Development  and  Summary

     Healthcare Software, Inc., hereinafter referred to as "The Company" or Healthcare Software, was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on June 17, 1999. The articles of the Company authorized the issuance of one hundred million (100,000,000) shares of Common Stock at a par value of $0.0001 per share.

     We are a developmental stage company with the principal business objective to provide software for the healthcare industry, specifically hospitals. We intend to develop software for the hospital industry, targeting the lower tier 40% of hospitals, which, up to this point, could not afford quality software, our research finds. We plan to deliver our software to the hospitals via the Internet, and store hospital information on our storage equipment, thereby saving hospital's thousands of dollars in computer storage equipment, initial software purchases, ongoing training expenditures, and expensive personnel to maintain and control the software and equipment.

This is the newest in the continued development of the Internet, we believe. That is, providing software via the Internet. Becoming an "ASP" (Applications Service Provider) is the untapped frontier and natural progression for software developers. With software provided on the Web, hospitals will be able to update their software products once a month or once a week instead of once every year and a half. Clients will be charged a fee to access the programs, based upon usage.

     No specific hospitals have signed a contract with us as yet, we anticipate 9 to 12 months until the complete research phase is completed, and software is identified and developed in order to begin phase II, when calls to hospitals will be made and revenues will be expected.

     We intend to focus on achieving and maintaining profitability, also ensuring tight financial and systems control by 1) being fully prepared for the possible onslaught of "hits" to our website, while still providing top quality customer service, 2) focusing on quality, not quantity, of new staff, 3) instituting financial/accounting software systems to enable tight cash flow, and minimizing long-term contractual arrangements with suppliers.

THE  OFFERING

SECURITIES  OFFERED     NEW  STOCK:  Up to a maximum of 200,000 shares of Common
                        Stock,  $.0001  par  value
                        EXISTING  STOCK:  Up  to a maximum of 666,666 shares of
                        Common Stock, $.0001 par value,  by  selling  security
                        holders  from  private  placement by the Company.
OFFERING  PRICE         NEW STOCK: The shares are offered at $5.00 per share for
                        total  gross  offering  proceeds  of  $1,000,000.
                        EXISTING STOCK: Estimated at $5.00 per share for registration fee purposes only. As these shares may or may not be sold by current shareholders, at their sole discretion, according to Federal and State law, the Company cannot predict or guarantee an offering price at the time of sale.

TERMS OF THE OFFERING   NEW STOCK:  There  is  no  minimum  offering.
                        Accordingly, as shares are sold, we will use the  money
                        raised for our activities.  The  offering  will  remain
                        open  until  December 31, 2000, or an additional 60 days
                        in the sole discretion of our management, unless the
                        maximum proceeds are earlier received or we determine,
                        in our sole discretion, to cease selling  efforts.
                        EXISTING  STOCK:  Selling  shareholders  may,  from time
                        to time, decide to sell  their  shares.  All terms and
                        conditions of all Federal and State laws, if applicable,
                        must  be  complied  with.
USE  OF  PROCEEDS       NEW  STOCK:  We  intend  to  use  the net proceeds of
                        this offering primarily for working capital and general corporate purposes.
                        EXISTING STOCK: The Company will receive no proceeds from the sale of these securities. However, we are paying the costs of registration of these securities for the shareholders.
PLAN  OF  DISTRIBUTION  NEW  STOCK:  This is a best efforts offering, with no commitment by anyone to purchase any shares. The offering will be managed by us and the shares will be offered and sold by our officers, without any discounts or other commissions.
                        EXISTING STOCK: To be sold, at shareholders discretion, with no proceeds going to the Company. See "Plan of Distribution".

RISK  FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide whether to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In any such case, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we currently deem immaterial, may also impair our business.

OUR COMPANY IS ONLY RECENTLY ORGANIZED WITH NO OPERATING HISTORY, WHICH MAKES AN EVALUATION OF US DIFFICULT. Our company was recently organized on June 17,
1999, and is a start-up company. We have no operating history and we do not have any business prior to our organization. There is nothing at this time on which to base an assumption that our business plans will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

BECAUSE OF OUR LACK OF FUNDS AND PAST LOSSES, OUR ACCOUNTANTS' AUDIT REPORT INDICATES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital, then you may lose your entire investment.

THE SUCCESS OF OUR COMPANY IS DEPENDENT ON OUR MANAGEMENT WHO HAS LIMITED EXPERIENCE AND WILL NOT SPEND FULL TIME WORKING FOR OUR COMPANY WHICH MAKES OUR FUTURE EVEN MORE UNCERTAIN. As compared to many other public companies, our company does not presently have a depth of managerial and technical personnel. Our management has only limited experience with the business proposed to be engaged in by us. Furthermore, Thomas Cochran, our sole officer and director, will not be employed full time, at least initially, as he is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to the business of and the amount of time devoted to our company.

OUR BUSINESS IS CAPITAL INTENSIVE AND WE HAVE NO SIGNIFICANT OPERATING CAPITAL SO WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUES AND PROFITS MAY MAKE OUR OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HARM OUR BUSINESS AND OPERATING RESULTS. Our success will depend, in part, upon our ability to attract and retain qualified employees, technical consultants, management personnel, and participating hospitals. We are unable to provide any assurance or guarantee that we will be able to attract, integrate or retain sufficiently qualified personnel. Our inability to retain additional qualified personnel in the future could harm our business and operating results.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SHARES AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP IN THE FUTURE, THUS LIMITING THE TRANSFERABILITY OF OUR SHARES. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan to take affirmative steps to request or encourage one or more broker-dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

OUR CERTIFICATE OF INCORPORATION CONTAINS PROVISIONS LIMITING THE LIABILITY OF OUR DIRECTORS TO US AND OUR STOCKHOLDERS. Our Certificate of Incorporation contains provisions, authorized by Nevada law, which eliminate our directors' liability for breach of fiduciary duty except under limited circumstances. Theses provisions may limit our ability to have any remedy against a director who breaches his fiduciary duty.

SINCE WE DO NOT EXPECT TO PAY DIVIDENDS, YOU CANNOT EXPECT TO RECEIVE INCOME FROM THIS INVESTMENT. We expect to reinvest our income in our growth. Therefore, an investor cannot expect to receive income from an investment in us.

OUR MANAGEMENT'S CONTROL OF OUR COMPANY WILL LIMIT THE ABILITY OF OTHER SHAREHOLDERS TO DIRECT THE MANAGEMENT OF OUR COMPANY. After completion of this offering, assuming all of the shares offered hereby are sold, our management, inclusive of our Board of Directors will own 6,000,000 shares of our outstanding common stock. Thus, management will control approximately 87% of our voting securities, if all shares offered are sold. As a result, our management will effectively control the affairs of our company, including the election of all of our Board of Directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

OUR MANAGEMENT MAY BEGIN SELLING SHARES IN AUGUST, 2001, POTENTIALLY DEPRESSING THE PRICE OF THE SHARES IN THIS OFFERING. 91% of our presently outstanding shares of common stock, aggregating 6,077,666 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto. Thomas Cochran, our principal executive officer, owns an aggregate of 6,000,000 restricted shares that he could begin to sell under Rule 144 beginning on August, 2001. A sale of shares by Mr. Cochran may have a depressing effect upon the price of our common stock, offered hereby, in any market that might develop.

CURRENT SHAREHOLDERS MAY DECIDE TO IMMEDIATE SELL THEIR SHARES, POTENTIALLY DEPRESSING THE PRICE OF THE SHARES IN THIS OFFERING. 9% of our presently outstanding shares of common stock, aggregating 666,666 shares of common stock, are being registered concurrent with this offering. Once this registration becomes effective, these shares could be sold. This will have a direct and immediate affect on the dilution of stock.

INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF THEIR SHARES. Immediately after this offering the book value of your shares will be approximately $.15. This represents dilution of $4.85, or more than 97%, from the purchase price you will pay in the offering assuming all the shares are sold.

SINCE THIS IS A DIRECT PARTICIPATION OFFERING AND THERE IS NO UNDERWRITER, WE MAY NOT BE ABLE TO SELL ANY SHARES OURSELVES. No underwriter has been retained by us to sell these shares. This offering is being conducted as a direct participation offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our shares. Our sole officer will be selling the shares himself and has limited prior experience in selling securities. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially effected, and you may lose all or substantially all of your investment.

OUR COMMON STOCK MAY BE CLASSIFIED AS A "PENNY STOCK" WHICH COULD CAUSE INVESTORS IN THIS OFFERING TO EXPERIENCE DELAYS AND OTHER DIFFICULTIES IN TRADING THE SHARES IN THE STOCK MARKET. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stocks generally increase the amount of disclosure that must be provided by a broker-dealer, making trades in penny stocks more cumbersome. Because our shares in this offering are priced at $5.00 per share, it is likely that our shares will be classified as a "penny stock", and these additional rules and restrictions may decrease the ability of a shareholder to easily sell his shares in our company, thus potentially decreasing our shareholders' ability to easily sell shares of our common stock in the stock market.

CHANGES IN GOVERNMENT REGULATIONS MAY CAUSE US TO CHANGE THE MANNER IN WHICH WE CONDUCT BUSINESS. We are subject to regulation and licensing of our business by federal, state and local regulatory agencies. Regulations promulgated by these agencies are complex and often difficult to comply with. Failure to comply with regulatory requirements could result in a variety of significant sanctions.

Due to concerns arising in connection with the increasing popularity and use of the Internet, a number of laws and regulations may be adopted covering issues such as user privacy, pricing, characteristics, acceptable content, taxation and quality of products and services. Such legislation could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium. In addition, the growing infrastructure and many areas with high Internet use have begun to experience interruptions in phone service. As a result, certain local telephone carriers have petitioned governmental bodies to both regulate Internet service providers (ISPs) and online service provides (OSPs) in a manner similar to long distance telephone carriers and to impose access fees on ISPs and OSPs. If any of these petitions or the relief sought is granted the costs of communicating on the Internet could increase substantially and potentially adversely affect the growth in use of the Internet.

Further, due to the global nature of the Internet, it is possible that the governments of many states or foreign countries might attempt to regulate our transmissions or levy sales or other taxes relating to our activities. We cannot assure you that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such laws or that such laws will not be modified, or new laws enacted, in the future.

BECAUSE THE PRICE OF OUR STOCK IS LIKELY TO BE VOLATILE, ITS MARKET PRICE IS LIKELY TO BE VERY UNPREDICTABLE. The market price of our stock, if we are accepted as a trading company by the OTC Bulletin Board, is likely to be highly volatile. The market for our stock may be unpredictable because of general market conditions, as well as factors related to our performance and our ability to meet market expectations. Such factors as investor perceptions, variations in our financial condition, announcements regarding our plans and other developments affecting our future could cause significant fluctuations in the market price of the stock. In addition, the stock market in general has recently experienced price and volume fluctuations, which appear to be unrelated to historical measures such as price-earnings ratio, anticipated revenues, growth of sales or other investment standards for individual companies. Broad market fluctuations having nothing to do with our company may also cause the price of the stock to go down.

ITEM  4.  USE  OF  PROCEEDS

NEW STOCK: We estimate that the net proceeds that we will receive from the sale of the common stock offered by us will be approximately $1 million. There will be no fees incurred for expenses related to this offering, as all accounting, legal, and registration fees have been paid by our sole officer, Thomas Cochran, in advance.

We currently intend to use the proceeds from this offering for working capital and general corporate purposes. Our use of proceeds may vary significantly and will depend on a number of factors described under "Risk Factors". Accordingly, our management has broad discretion in the allocation of the proceeds.

EXISTING STOCK: The Company will not receive any of the proceeds from the resale of security holder's stock.

ITEM  5.  DETERMINATION  OF  OFFERING  PRICE

The price at which the securities are being offered for sale hereunder has been arbitrarily determined by management. Prior to this registration of our Common Stock, there has been no public market for any of our securities and there can be no assurance that a market will develop. The price of our Common Stock, when sold by our stockholders will be determined by broker-dealers and market makers in negotiated transactions, or trades over the open market where we intend to list our Common Stock. The following are some of the factors which may be considered by broker-dealers, market makers and investors in order to determine the price for our securities in the public market:
     a)  estimates  of  our  business  potential;
     b) prevailing market conditions in the United States economy and the market in which we intend to compete; and
     c) an evaluation of other companies comparable to us and their ability to effectively compete with our product.

The offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

ITEM  6.  DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Dilution is the difference between the public offering price of $5.00 per share for the common stock offered herein and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

Our net tangible book value prior to the offering, based on the June 30, 2000 audited financial statements, was $NIL, or approximately $ (.0000026) per common share. Prior to selling any shares in this offering, we have 6,666,666 shares of common stock outstanding, of which 6,000,000 were purchased by the founding shareholder for $80,000, or $.013 per share. An additional 666,666 shares were purchased in a private placement for approximately $.003 per share. We are now offering up to 200,000 shares at $5.00 per share. If all shares offered herein are sold, we will have 6,866,666 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $1,000,007.00 or approximately $.15 per share. This would result in dilution to investors in this offering of $4.85 per share , or 97% from the public offering price of $5.00 per share. Net tangible book value per share would increase to the benefit of our present stockholders from $NIL prior to the offering to $.15 after the offering, or an increase of $.15 per share attributable to purchase of the shares by investors in this offering.

                                 DILUTION TABLE

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

                                         50,000       100,000       150,000       200,000
                                         shares sold  shares sold   shares sold   shares sold
--------------------------------------  ------------  ------------  ------------  -----------
Public offering price/share             $       5.00  $       5.00  $       5.00  $     5.00
NTBV/share prior to offering                     NIL           NIL           NIL         NIL
Increase attributable to new investors  $       0.04  $      0.065  $       0.11  $     0.15
Post offering pro forma NTBV/share      $       0.04  $      0.065  $       0.11  $     0.15
Dilution to new investors               $       4.96  $      4.935  $       4.89  $     4.85

COMPARATIVE  DATA

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

               Shares Purchased    Total Consideration
              ------------------  --------------------
                Number   Percent   Amount    Percent  Avg Price Per Share
              ---------  -------  --------  --------  --------------------
Existing
Shareholders    666,666   9.7%  $    2,000        *          $     .003
Ownership
Shareholders  6,000,000  87.3%  $   80,000      7.5%         $     .013
New
Investors       200,000   2.9%  $1,000,000     92.4%         $     5.00
              ---------  -------  --------  --------  --------------------
              6,866,666  99.9%  $1,082,000    99.9%          $      .15

*  Less  than  one  percent
Please note that it is possible we may not sell any of the shares, in which case the proceeds to our company will be $0.

ITEM  7.  SELLING  SHAREHOLDERS

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of June 30, 2000. Three of the selling shareholders could be considered affiliates of the registrant, and therefore those shares, totaling 260,667 shares, or 39% of the selling shareholders, may only be sold under Rule 144. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.

Name of Selling Shareholder        Number       Percent      Percent
                                 of  Shares    of Class     of Class
                                                Before       After
                                              Offering(1)  Offering(1)
                                              -----------  -----------
Russell Anderson                     10,667            *    *
Earl Atwood                          13,333            *    *
Ronald Baker                         10,667            *    *
Gayle Baker                          10,667            *    *
Richard Cahill                       28,333            *    *
Mary Bickerton                       10,667            *    *
EdieDozier                           13,333            *    *
Seymour Fields                       10,000            *    *
Shelly Gehle                          9,000            *    *
John Hiler                           11,000            *    *
International Broadcasting**        100,000          1.5%   *
Investors Holdings**                122,000          1.8%   *
Harry Jacobberger                    28,333            *    *
Richard Jarrett                      14,667            *    *
K&C Corp                             13,333            *    *
Pete Kulik                           13,333            *    *
Kenneth McDermott                    13,333            *    *
New Source                           13,333            *    *
Max Raver                            12,333            *    *
Missouri Investors Trust, LC**       38,667            *    *
Linda Modrak                         13,333            *    *
Brenda Riggs                          6,667            *    *
Hugo Schielke                        12,667            *    *
Charles Shook                         6,667            *    *
Jack Stephens                        10,000            *    *
Eric Whitener                        13,333            *    *
David Rossi                          12,000            *    *
Al Statler                           11,667            *    *
True Law Firm***                     83,333            *    *
                                -----------
                                    666,666

*  Less  than  One  Percent
** Under the control of J. Thomas Howard, LTD (See Item 19 "Certain Relationships and Related Transactions")
*** True Law Firm has provided legal counsel to J. Thomas Howard, LTD. J. Thomas Howard, LTD transferred 22,500 shares from Missouri Investors Trust, LC in payment. (See Item 19 "Certain Relationships and Related Transactions")
    (1)  Figures  are  rounded  to  the  nearest  percentage.

Item 8.  PLAN OF DISTRIBUTION

Reasons  for  this  Registration

The Company's Board of Directors has determined that it is in the best interest of Healthcare Software. to register these 666,666 shares at this time, as well as an additional 200,000 shares to the public at $5.00 per share. Currently there is no active market for trading. After the completion of this registration 666,666 shares will be freely tradable. After this registration 6,000,000 shares or approximately 87% of the shares issued and outstanding will remain restricted and cannot be sold until such time as a subsequent registration statement if filed by the Company, or with the passage of time, the owners of the restricted stock can obtain removal of the restriction pursuant to rules and regulations of the SEC, including Rule 144 or 144(k).

The selling security holders have advised us that, prior to the date of this prospectus, they have not made any agreement of arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares. Further, selling security holders have agreed not to sell their shares until this offering is completed. If we are notified, however, by a selling security holder that any material arrangement has been entered into with an underwriter for the sale of their shares, then, to the extent required under the Securities Act of 1933 or the rules of the Securities and Exchange Commission, a supplemental prospectus will be filed to disclose the following information as the Company believes appropriate:
       -     The  name  of  the  participating  underwriter;
       -     The  number  of  the  shares  involved
       - The price at which such shares are to be sold, the commissions to be paid or discounts or concessions to be allowed to such underwriter, and
       -     Other  facts  material  to  the  transaction.
The existing shares have not been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

We expect that the selling security holders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any broker-dealers that participate with the selling security holders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling security holders will sell any or all of the common stock offered by them hereunder.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available then the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

NO  ESCROW  OF  PROCEEDS

There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

LISTING  AND  TRADING  OF  THE  COMMON  STOCK  IN  THE  FUTURE

Immediately after this registration is declared effective, the Company intends to apply to NASD for listing of the Common stock on NASD's OTC Bulletin Board and it is anticipated that trading in the common stock should commence shortly after approval of the listing is received from NASD. No assurance can be given as to when that approval will be received.

The Company expects that the common stock will initially be traded on the OTC Bulletin Board after the effectiveness of the registration statement. Shares of the common stock will be freely transferable, except for shares beneficially owned by persons who may be deemed to be "affiliates:" of Healthcare Software under the Securities Act. Persons who may be deemed to be affiliates of the Company include individuals or entities that control, are controlled by or under common control with the Company, and include the directors and principal executive officers of the Company as well as any stockholder that owns 10% or more of the total stock issued and outstanding. Persons who are affiliates of the Company will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, which is applicable to them.

ITEM  9.  LEGAL  PROCEEDINGS

We  are  not  subject  to  any pending litigation, legal proceedings, or claims.

ITEM  10.  DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS.

The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

Name  of  Director    Age    Term Served      Positions  with  Company
--------------------  ---  ---------------    ------------------------
Thomas  Cochran        48  Since inception    President, Secretary, Treasurer &
                                              Director

Tom  Cochran,  President,  Chairman

     Tom Cochran attended DuPage University in Chicago, Illinois. From 1970 to 1976, Mr. Cochran managed, trained and supervised personnel in the competitive photo field, as well as became a top producing sales representative. He gained vast experience in administration, human resources, finances, and management. In 1981, he broadened his horizons as owner of PC S International, moving his operations to Honolulu, HI. At PCS, he brought the photo industry to a new level of profits and distribution. In 1983, he expanded his sales and administration efforts to begin Cochran International, Inc., a company specializing in sales of products in Australia, New Zealand and Europe.

     His Hospital Administration Software Solutions subsidiary earned $10 million its first year, with 150 employees. During his six years in the healthcare software industry, he has had strong influence in product development, sales, marketing and management. He has made key sales calls and gained contracts with top government officials overseas.

     Mr. Cochran is not an officer or director of a publicly traded company at this time.

Notable  achievements  in  his  career  and  personal  life  include:

- Personally increased operational efficiencies at his overseas subsidiaries by more than 68% during a 24-month period
- Doubled the size of his parent company each and every year for eight consecutive years.
-  Ranked  in  the  top  5%  of  students.
- Awarded the coveted Ad Altari Dei Award as a Boy Scout, which is only given to five scouts in each state.
- Active member of the Make A Wish Foundation through its local arm, Give Kids The World.

ITEM  11.  SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth certain information as of June 30, 2000, with respect to the beneficial ownership of Common Stock by (i) each person who to the knowledge of the Company, beneficially owned or had the right to acquire more than 5% of the Outstanding Common Stock, (ii) each director of the Company and (iii) all executive offices and directors of the Company as a group.

Name of Beneficial Owner (I)           Number      Percent
                                      of Shares    of Class (2)
Thomas Cochran (3)                    6,000,000           90%
611 Mulberry Rd.
Celebration, FL  34747

All Directors & Officers as a Group   6,000,000

     (1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, top have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
     (2)  Figures  are  rounded  to  the  nearest  percentage.

ITEM  12.  DESCRIPTION  OF  HEALTHCARE  SOFTWARE'S  COMMON  STOCK

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, with a par value of $.0001 per share. Holders of common stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. Currently there are 6,666,666 shares of common stock issued and outstanding. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of Healthcare Software. Shares could be issued to deter or delay a takeover or other change of control of Healthcare Software, Inc,

All the shares of the common stock which are now outstanding are fully paid, validly issued and nonassessable and holders of the common stock have no preemptive rights to subscribe for or to purchase any additional securities issued by Healthcare Software. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or similar restrictions with respect to the common stock.

Holders of the common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available. See "Dividend Policy".

The transfer agent for Healthcare Software, Inc.'s common stock is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321.

DIVIDEND  POLICY

We have never paid or declared a cash dividend on its common stock and does not intend to pay cash dividends in the foreseeable future. The payment by Healthcare Software of dividends, if any, on its common stock in the future is subject to the discretion of the Board of Directors and will depend on our earnings, financial condition, capital requirements and other relevant factors.

ITEM  13.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.
N/A

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

No director of Healthcare Software will have personal liability to Healthcare Software or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Healthcare Software or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
(v) for any transaction from which the director derived an improper personal benefit. The Bylaws provide for indemnification of the directors, officers, and employees of Healthcare Software in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Healthcare Software if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751). The officers and directors of Healthcare Software are accountable to Healthcare Software as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting Healthcare Software. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Healthcare Software in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Healthcare Software, Inc.

ITEM  15.  ORGANIZATION  WITHIN  LAST  FIVE  YEARS.

See  Item  19  "Certain  Relationships  and  Related  Transactions"

ITEM  16.  DESCRIPTION  OF  BUSINESS

     Our principal objective is to become a leading ASP for the hospital industry. It is planned that hospitals will be able to download software via the Internet for use in one or all of its departments, use the software, use the storage capabilities of the Company, and only pay for the time the hospital uses the software on a monthly fee. Currently, this type of software used by hospitals is sold outright for tens of thousands of dollars, requiring additional thousands of dollars for equipment, training and upgrades.

STRATEGY

     We plan to have a special focus on the lower tier 40% of hospitals who could not afford quality software for their many departments, including Emergency Room, Radiology, Admissions, Surgery, Laboratory, etc. Because of the intended cost savings of accessing the software via the Internet, these hospitals may be able to afford multiple-faceted, compatible software in all of its departments. The hierarchy of the hospital system is set up such that the hospital administrator must make the decisions regarding tens of thousands of dollars of expenditures. However, we plan to offer our products on a lower monthly fee basis, allowing certain department heads to make the buying decisions. We believe this will make the usage and sale of our products that much easier and faster.\

C.  DISTRIBUTION  METHODS  OF  THE  PRODUCTS  OR  SERVICES

     a)   Distribution:

          We plan to distribute our software products through the Internet. In doing so, we plan to have a secure website for hospital employees to access the software and information. We believe the website will also provide an audience for other revenue-making projects, such as banners, affiliate sales and related products.

     b)   Advertising  and  Promotion

          We plan to market our products directly to hospital department heads through direct sales personnel. Appropriate sales literature is planned and being developed, as well as video presentations. We believe our marketing plan of offering a free month trial of our software via the Internet will allow hospitals the opportunity to test our product and discover its ease of operation.

     c)   Customer  Service

          We recognize the need for an effective and responsive customer service base. Using our planned website, We are developing a customer service strategy to include a help section on the Internet for immediate response to our customers, as well as chat rooms for users of our products on a 24-hour basis.

ITEM  17.  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION.

     The following discussion should be read in conjunction with, and is qualified in its entirety by the Financial Statements section included below.

     With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, the date of introduction or completion of the Company's products, projections concerning operations and available cash flow. The Company's actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's financial statements and the related notes thereto appearing elsewhere herein.

OVERVIEW

     (1) The Company, since raising our initial capital, has concentrated on researching and developing software products for the hospital industry. We are formulating our plans for introduction of our planned products on the Internet, as well as our marketing strategies. We have also identified potential employees for the development of our products, and continued service.

     During the initial phase of researching and developing, we anticipate the need for additional capital for equipment, personnel, and offices. Our current office at the home of our President, 611 Mulberry Rd., Celebration, FL 34747, is being used free of charge and should be adequate for the next several months, as research and plans are formulated.

     On July 24, 1999, we completed an offering of 666,666 shares of the Common Stock of the Company to approximately 28 unaffiliated shareholders. This offering was made in reliance upon an exemption from the registration provisions of Section 4(2) of the Securities Act of 1933 (the "Act"), as amended, pursuant to Regulation D, Rule 504 of the Act. As of the date of this filing, we have approximately 6,666,666 shares of our $0.0001 par value common voting stock issued and outstanding which are held by 29 shareholders of record. We fully anticipate that the proceeds from the sale will be sufficient to provide for our capital needs for the next approximately six (6) to twelve (12) months, during our research stage of development.


In addition, we believe the needs for additional capital going forward will be derived somewhat from internal revenues and earnings generated from the sale of our products and services. If we are unable to begin to generate revenues from our anticipated products, we believe the Company will need to raise additional funds to meet our cash requirements.

     We believe that our initial revenues will be primarily dependent upon the number of hospitals we can attract, the quality of our software, the professionalism of our customer service plan, and the profit margins on the products we offer. Realization of significant sales of our products and services during the fiscal year ending December 31, 2000 is vital to our plan of operations. To that end, realization of developing quality hospital software and selling our products to the target market is paramount to our plan.

(2) No engineering, management or similar report has been prepared or provided for external use by us in connection with the offer of our securities to the public.

(3) We believe that the Company's future growth and success will be largely dependent on our ability to obtain clients to use our products, to attract a stable sales force, to develop quality software, to market and advertise effectively and efficiently, and our choice of profitable products. Therefore, we are working carefully and slowly to develop and research possible approaches to these business decisions.

We have yet to incur any research and development costs from June 17, 1999, to present, and we do not expect to incur any significant research amid development expenses during the fiscal year ending December 31, 2000.

(4) We expect to purchase regular office equipment, i.e., desks, calculators, computers within the next 12 months. We also intend to purchase/lease adequate computer equipment for storage and information dissemination via the Internet for our products and services. We do not have any facilities or equipment to sell at this time.

(5) We anticipate that we will hire and add 5 full time employees over the next twelve (12) to sixteen (16) months, as well as a sales force which will be paid on a commission-only basis. Employees will not be added during Phase I, the research period. Employees will be added as revenues permit.

(6) From inception in June, 1999 through present, we have devoted a majority of our time on research and development. During this time, we incurred start up costs of $80,000 which has been paid by Tom Cochran, individually. This cost included all start up costs of attorney, filing fees, and accountants, as well as advisory and consulting services. This $80,000 start up costs is borne solely by Tom Cochran, and is part of his contribution to the Company, for which he has received 6,000,000 shares in the Company, constituting a 90% controlling position.

B.  SEGMENT  DATA

     There were no revenues from sales since its inception June 17, 1999. Because there was no revenue, no table showing percentage breakdown of revenue by business segment or products/service line is included.

C.  RESULTS  OF  OPERATIONS

There were no revenues from sales up to the date of this filing. Since its inception, June 17, 1999, we have formed our organization to pursue our business strategy.

a) Pre-Operating Expenses. Pre-Operating expenses were not necessary, as all costs for the Company's legal organization, legal expenses. and financial audits are included in the start of costs of $80,000, already paid in full by Tom Cochran, individually.

b) Revenues. We are a development state enterprise as defined in SFAS #7, and have yet to generate any revenues. We are devoting substantially all of our present efforts to: (1) develop materials and products to attract hospitals, (2) develop plans of operations (sales strategies, customer service, e-commerce), and (3) obtain sufficient capital to commence full operations.

D.  LIQUIDITY  AND  CAPITAL  RESOURCES

     As of the date of this filing, the Company has $7.11 on hand or in the bank. Until such time as we set forth and implement our business plan, there will be no need for additional capital, since Tom Cochran is contributing his time and expenses at no cost during that time. Although the complete strategic business plan has not yet been fully researched and put together, we, at present, foresees the possibility of the need to raise about $1,000,000 in additional capital to fully enter the revenue stage of our plan. Therefore, we have begun that process by filing this SB-2 with SEC for approval to raise these funds.

     The receipt of funds from Private Placement Offerings and loans obtained through private sources by the Company are a possibility to fund the Company until revenues can be achieved. Since inception, we have financed our cash flow requirements though issuance of common stock and through contributions from Tom Cochran. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we may be required to obtain additional financing to fund operations through Common Stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

     Over the next twelve months, we intend to initiate our revenues by contracting with hospitals in the Untied States for use of our software products via the Internet. However, we will continue the research and development of clients/products and in-depth plans. We believe that existing capital and anticipated funds from this registration will be sufficient to sustain operations and planned expansion in the next six (6) to twelve (12) months. However, the need for additional capital after that time may be necessary. Consequently, we may seek additional financing in order to sustain operations. There can be no assurance such additional funds will be available or that, if available, such additional funds will be on terms acceptable to us. In either case, the financing could have negative impact on the financial conditions of the Company and its Shareholders.

     We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history make predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop our software products, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

     Initial financing is only to provide funds to prove the business be necessary to provide software to the hospital industry via the Internet. We hope to enter into additional funding arrangements through strategic partnerships, merger, equity offering or debt offering. Nothing has been secured as of this time.

E.  GOVERNMENTAL  APPROVAL,  REGULATION  AND  ENVIRONMENTAL  COMPLIANCE

     Other than general business licensing requirements, we are unaware of any governmental approval necessary for the our operations in the marketing industry. In addition, we are unaware of existing or probably governmental regulations on the marketing industry. Management anticipates no material costs associated with compliance with either federal, state or local environmental law.

     There are no current federal, state or local laws, statutes, or rules regulating the Internet at this time that would affect the Company. However, if new enactments were to become effective, depending on the scope and extent of such laws/regulations, we could be directly affected either adversely or beneficially.

F.  RISKS  ASSOCIATED  WITH  OPERATIONS

     Our long-term success is partially predicated on the marketability of our hospital software products and the strength of our sales force.

     Our principal competition consists of entities within the software industry which are well established. Our ability to compete against these more established and more financially stable companies is premised upon our ability to initiate and fulfill our development plans.

     Another uncertainty is the dependence on key personnel familiar with the control, administration, development, and training of the sales force and software developers. The loss of Tom Cochran, President, could have an adverse effect on our continued operations.

     Although research in the Company indicates that the Internet will continue with little, if any regulation, and will continue to become a viable marketing tool, there can be no assurances that the Internet will prove to be a profitable outlay for us in our business plans.

     While our plan is being researched and developed thoroughly, there is no assurance the plan will be accepted in or by the marketplace, nor, that if it is accepted, that demand will be sufficient to make the Company profitable. We cannot project with certainty the outcome of our operations, and there are no assurances that we will operate profitably in either the near or long term.

     Local, national, and international economic conditions may have a substantial adverse affect on the efforts of the Company. We cannot guarantee against the possible eventuality of any potential adverse economic conditions.

G.  COMPETITION

     We will compete with numerous other software companies. Many of these competitors have substantially greater resources than Healthcare Software. We have identified a niche in the market as it relates to hospital software, offering our product and updates over the Internet.

H.  DEVELOPING  AND  CHANGING  MARKET

     The market conditions for selling software is continually evolving and changing. We believe the current conditions will continue favorably for this type of venture. There can be no assurance that our assessment of the situation is correct, nor that the products we select will be accepted by the clients.

I.  EMPLOYEES

     As of the current date, we have no paid employees. The Company is dependent on Tom Cochran, President. Mr. Cochran does not plan to spend full time efforts on the research and development of products, plans, and clients during the first twelve months of operation. Once these plans are formulated, we will need to hire full time operational staff as our operations commence. Mr. Cochran is fully prepared to devote full time efforts at that time, but there can be no assurance that other full time employment of Mr. Cochran would not offer a better salary and package to Mr. Cochran and Mr. Cochran could abandon the Company. Our future success also depends on our ability to attract and retain other qualified personnel, for which competition is intense. The loss of Mr. Cochran or our inability to attract and retain other qualified employees could have material adverse affect on the Company.

ITEM  18.  DESCRIPTION  OF  PROPERTY

We currently pay no rent for our executive offices. Office space is currently being used at the home of Tom Cochran. This office arrangement is considered adequate for current and short-term operations of the Company.

ITEM  19.  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.

Business Consultants. We have relied on J. Thomas Howard, LTD as key business consultants while in our development stage. J. Thomas Howard, LTD has provided the assistance in preparing the Company to become a reporting company. For this assistance, we have issued 260,667 shares of Common Stock at $.001 per share to companies under control by J. Thomas Howard, LTD.

One of those companies, Missouri Investor's Trust, LC, transferred an additional 83,333 of those shares to True Law firm for legal fees incurred on behalf of J. Thomas Howard, LTD.

ITEM  20.  MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

Healthcare Software's shares of Common Stock are not registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and with the exception of certain shares issued pursuant to Regulation D-504, are "restricted securities."

     Since its inception June 17, 1999, we have not paid cash dividends on our Common Stock. It is the present policy of the Company not to pay cash dividends and to retain future earnings to support the Company's growth. Any payments of cash dividends in the future will be dependent upon, among other things, the amount of fund available therefore, our earnings, financial condition, capital requirements, and other factors which the Board of Directors deem relevant.

As  of  June  30,  2000,  there  were  30  Common  Shareholders  of  record.

ITEM  21.  EXECUTIVE  COMPENSATION.

Thomas Cochran has not received, nor is he projected to receive, any compensation for his services, including his capacities as Chairman and President other than the issuance of the Company's Common Stock as set forth in
Item  4  above.

     Should the Company become profitable and produce commensurate cash flows from operations and/or through the sale of strategic investments, there may be some level of compensation paid to him. However, this will be subject to approval by the Company's Board of Directors. It is the responsibility of the Company's Officers and its Board of Directors to determine the timing of any remuneration for key personnel. Such determination and timing thereof will be based upon such factors as positive cash flow to include equity sales, operating cash flows, capital requirements, and a positive cash flow balance in excess of $12,500 per month. At the time cash flow reaches this point, and appears to be sustainable, the Officers and Board of Directors will again readdress the compensation of its key personnel and set forth a more formal and complete plan for remuneration in line with operations of the Company. At present, we cannot accurately estimate the point when revenues and operating cash flows will be sufficient enough to implement this compensation plan, nor are we able to estimate the exact amount of compensation at this time.

     There are no annuity, pension, or retirement benefits proposed to be paid of Officers, Directors, or employees of the Company in the event of retirement at normal date pursuant to any presently existing plan provided or contributed to by the Company, or any of its subsidiaries, if any.

KEY  OFFICER  EMPLOYMENT  AGREEMENTS

     No employment contracts have been negotiated or signed as yet. However, we plan on having all key employees and officers sign a detailed employment contract as appropriate.

COMPENSATION  OF  DIRECTORS

     All directors will be reimbursed for expenses incurred in attending Board or committee meetings.

STOCK  OPTION  PLAN  AND  NON-EMPLOYEE  DIRECTORS'  PLAN

     No stock option plan has been set forth, and no non-employee directors' plan has been instituted. We may decide, at a later date, and reserve the right to, initiate these plans as deemed necessary by the Board.

ITEM  22.  FINANCIAL  STATEMENTS.
     See  Audited  Financial  Statements  filed with Form 10QSB filed August 10,
2000

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

NONE

                                     PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities"

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds"

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

   Private  Placements.

     In July, 1999 we completed an exempt placement of 66,666 shares of common stock, Pursuant to Rule 504, at a price of $0.003 per share for a total of $2,000.00. There arc 29 shareholders, all of which hold less than 5% of the shares.

ITEM  27.  EXHIBITS

EXHIBIT  1  -  UNDERWRITING  AGREEMENT
Not  applicable.

EXHIBIT 2. PLAN OF PURCHASE, SALE REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.
Not  applicable.

EXHIBIT  3.  ARTICLES  OF  INCORPORATION  AND  BY-LAWS.
Articles  of  Incorporation  filed  with  Form  10SB12(g)  November  12,  1999

EXHIBIT 4. INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES.
(See  Exhibit  3)

EXHIBIT  5.  OPINION  ON  LEGALITY.
     See  Exhibit  23

EXHIBIT  8.  OPINION  ON  TAX  MATTERS.
Not  applicable.

EXHIBIT  9  VOTING  TRUST  AGREEMENT  AND  AMENDMENTS.
Not  applicable.

EXHIBIT  10.  MATERIAL  CONTRACTS.
Advisory and Servicing Contract between Thomas Cochran and J. Thomas Howard, LTD filed with Form 10SB12(g) November 12, 1999.

EXHIBIT  11.  STATEMENT  RE  COMPUTATION  OF  PER  SHARE  EARNINGS.
Not  applicable.

EXHIBIT  15.  LETTER  ON  UNAUDITED  INTERIM  FINANCIAL  INFORMATION.
Not  applicable.

EXHIBIT  16.  LETTER  ON  CHANGE  IN  CERTIFYING  ACCOUNTANT.
Not  applicable.

EXHIBIT  21.  SUBSIDIARIES  OF  THE  SMALL  BUSINESS  ISSUER.
Not  applicable.

EXHIBIT  23.  CONSENTS  OF  EXPERTS  AND  COUNSEL.
     Exhibit  23  Page  1    Consent  of  Williams  &  Webster
     Exhibit  23  Page  2    Consent  of  Rick  Seay,  Attorney  at  Law

EXHIBIT  24.  POWER  OF  ATTORNEY.
Not  applicable.

EXHIBIT  25.  STATEMENT  OF  ELIGIBILITY  OF  TRUSTEE.
Not  applicable.

EXHIBIT  27.  FINANCIAL  DATA  SCHEDULE.
Form  10QSB  filed  August  10,  2000.

EXHIBIT  99.  ADDITIONAL  EXHIBITS.
Not  applicable.

ITEM  28.  UNDERTAKINGS.
The  undersigned  registrant  hereby  undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Celebration, State of Florida on August 16, 2000.

Healthcare  Software,  Inc.
(Registrant)

By  /S/
Thomas  Cochran,  President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:  /S/
Thomas Cochran, President, Director, Secretary
Date                                                                     8/16/00